Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-64609, 333-94933, 333-94937, 333-42832, and 333-86818) and Form S-3 (File No. 333-101404) of Meade Instruments Corporation of our report dated May 21, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Orange County, California
May 27, 2005